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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46953) pertaining to the 401(k) Savings Plan of Lynch Corporation and Participating Employers of our report dated May 2, 2003, except for Note 4, as to which the date is May 27, 2003, with respect to the financial statements and schedule of the 401(k) Savings Plan of Lynch Corporation and Participating Employers included in this Annual Report (Form 11-K) for the year ended December 31, 2002.




                                                   ERNST & YOUNG LLP


Providence, Rhode Island
June 17, 2003